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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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DATE OF REPORT: August 18, 2005

DATE OF EARLIEST EVENT REPORTED:    August 18, 2005

                              COMMSCOPE, INC.
           (Exact name of registrant as specified in its charter)

         DELAWARE                1-12929                   36-4135495
     (State or other     (Commission File Number)       (I.R.S. Employer
     jurisdiction of                                 Identification Number)
      incorporation)
                          1100 COMMSCOPE PLACE, SE
                                P.O. BOX 339
                       HICKORY, NORTH CAROLINA 28602

                  (Address of principal executive offices)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:        (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry Into a Material Definitive Agreement.
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     On August 18, 2005, the Compensation Committee of CommScope, Inc. (the
"Company") approved the provision of relocation benefits to Randall W. Crenshaw, our Executive Vice President and General Manager, Enterprise, in connection with his relocation from North Carolina to Texas at the request of the Company. The relocation benefits consist of: (a) Mr. Crenshaw's right to sell his North Carolina home to the Company, for a purchase price of $500,000, and the payment of all closing costs; (b) the payment of a home sale bonus of 2% of the sale price (net of closing costs), if Mr. Crenshaw sells his North Carolina home to a buyer other than the Company;
(c) a payment of $25,000 to cover temporary living expenses; (d) the payment of moving expenses for Mr. Crenshaw and his family; and (e) a tax gross-up to the extent that any of the relocation benefits (excluding the home sale bonus, if any) are taxable.


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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: August 18, 2005


                                            COMMSCOPE, INC.


                                            By:  /s/ Frank B. Wyatt, II
                                               --------------------------------
                                               Frank B. Wyatt, II
                                               Senior Vice President, General
                                               Counsel and Secretary